UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2021

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OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
As previously disclosed, the Company is party to that certain Credit Agreement dated as of November 19, 2020, by and among the Company, Oasis Petroleum LLC, a Delaware limited liability company, Oasis Petroleum North America LLC, a Delaware limited liability company, Wells Fargo Bank, N.A., as administrative agent, and the other parties party thereto (the “Credit Agreement”). On December 22, 2021, the Company entered into the Sixth Amendment to Credit Agreement with the other parties thereto (the “Sixth Amendment”) to, among other things, (i) permit the transactions contemplated under that certain Agreement and Plan of Merger dated as of October 25, 2021 (the “Merger Agreement”), by and among the Company, Oasis Midstream Partners LP, a Delaware limited partnership (“OMP”), OMP GP LLC, a Delaware limited liability company and the general partner of OMP (the “General Partner”), Crestwood Equity Partners LP, a Delaware limited partnership (“Crestwood”), Project Falcon Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of Crestwood (“Merger Sub”), Project Phantom Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of Crestwood (“GP Merger Sub”), and, solely for the purposes of Section 2.1(a)(i) of the Merger Agreement, Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of Crestwood (“Crestwood GP”), (ii) confirm no adjustment to the Company’s $900.0 million borrowing base or the aggregate elected commitment amounts of $450.0 million, (iii) remove the cap on cash netting in calculation of the leverage ratio under the Credit Agreement (the “Cash Netting Cap”) if no loans are outstanding under the Credit Agreement (other than letters of credit) and otherwise increase the Cash Netting Cap to $90.0 million, (iv) increase the anti-cash hoarding threshold under the Credit Agreement from $50.0 million to $90.0 million and (v) remove the minimum hedging requirements in Section 8.23 of the Credit Agreement.

The foregoing description of the Sixth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Sixth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Exhibit No.	Description of Exhibit

10.1	Sixth Amendment to Credit Agreement by and among Oasis Petroleum Inc., as parent, Oasis Petroleum LLC, a Delaware limited liability company, Oasis Petroleum North America LLC, a Delaware limited liability company, as borrower, the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent, issuing bank and swingline lender, and the lenders party thereto.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: December 29, 2021	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary